EXHIBIT 23 (J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of
Pacific Capital Funds:

We consent to the use of our report dated September 28, 2006 for Pacific Capital Funds, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Counsel" in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Columbus, Ohio
November 24, 2006